Exhibit 99.1

Mentor Graphics Reports Fiscal Fourth Quarter Results and Announces Board Has Increased Share Buyback Authorization

WILSONVILLE, Ore.--(BUSINESS WIRE)--February 28, 2012--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal fourth quarter and year ended January 31, 2012. The company reported revenues of $320.4 million, non-GAAP earnings per share of $.58, and GAAP earnings per share of $.52. For the full fiscal year, revenues were $1,014.6 million, non-GAAP earnings per share were $1.13, and GAAP earnings per share were $.74.

“It was a quarter and a year of records for the company, including the significant milestone of crossing one billion dollars in revenues,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “We exited the year with very strong momentum as our strategy of diversification has driven growth in non-traditional EDA applications like manufacturing, thermal analysis and embedded software, all of which grew bookings faster than the overall company. Additionally, the growing complexity of chips and the challenges of the 28nm and 20nm process nodes have generated substantial demand for both our functional verification and our design-to-silicon products.”

For the full fiscal year, the company grew staffing 1.4%, including acquisitions, while growing revenues 10.9%. Non-GAAP operating margins for the year reached 16.5% and 11.1% on a GAAP basis. For the fourth quarter, operating expense was flat year-on-year on a non-GAAP basis, and up 2.3% on a GAAP basis. For the full fiscal year, non-GAAP operating expense was up 3.0%, and 3.3% on a GAAP basis.

During the quarter, the company announced the Hyperlynx® 8.2 product which now offers three-dimensional full-wave field solving and thermal/power co-simulation capability. The company also announced a partnership with Freescale Semiconductor to deliver high-speed simulation and virtual prototyping environments for next-generation Freescale multi-core embedded processors. In December, Mentor acquired Flowmaster, a world leader in one-dimensional computational fluid dynamics simulation software used to analyze complex fluid flow network systems. Also in the quarter, the company announced a new version of its three-dimensional computational fluid dynamics simulation software that offers new analytic capabilities for radiation, combustion and hypersonic flows. The company introduced the first solution that addresses the challenges of light emitting diode (LED) and semiconductor packaging thermal characterization, combining the FloTHERM® and T3ster® products. In manufacturing, the company announced Capital Harness MPM, a product that helps wire harness manufacturers cut production costs.

“The company has delivered significant improvements in our SG&A to revenues ratio over the year, driven by both strong cost controls and improvements in the business,” said Gregory K. Hinckley, president of Mentor Graphics. “We made great strides this year toward the company’s goal of achieving 20% operating margins, and with incremental improvements, expect to achieve that target in FY2014. With continued discipline in the business, we expect to grow earnings per share at twice the rate of revenue growth in the coming fiscal year. Our past investments in a multi-tiered sales channel allow us to address the universe of tens of thousands of systems companies versus the hundreds of semiconductor companies which gives us, uniquely among our competitors, the reach to penetrate traditionally under-served adjacent design markets.”

Outlook

For the full fiscal year 2013, the company expects revenues of about $1.1 billion, non-GAAP earnings per share of about $1.32, and GAAP earnings per share of approximately $1.13. For the first quarter of fiscal 2013, the company expects revenues of about $255 million, non-GAAP earnings per share of about $.25, and GAAP earnings per share of approximately $.19.

Share Repurchase Authorization

The company’s board has increased the share repurchase authorization to $200 million from the original $150 million. During fiscal year 2012 the company repurchased 6.8 million shares for $90 million at an average cost of $13.22 per share. Under this increased authorization, $110 million is available for share repurchase over the next two years.

Fiscal Year Definition

Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, and the equity in income (loss) of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges primarily consist of restructuring costs incurred for employee terminations, including severance and benefits, driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, and asset-related charges. Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units. We do not consider equity plan-related compensation expense in evaluating our manager’s performance internally or our core operations in any given period.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Equity in earnings or losses of unconsolidated entities, with the exception of our investment in Frontline, represents our equity in the net income (loss) of a common stock investment accounted for under the equity method. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded from our non-GAAP results as we do not control the results of operations for this investment and we do not participate in regular and periodic operating activities; therefore, management does not consider these businesses a part of our core operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the year ended January 31, 2012 is a benefit of (1)%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our business to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $1,015 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, HyperLynx, FloTHERM, T3ster and Capital are registered trademarks and Harness is a trademark of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (ii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iii) possible delayed or canceled customer orders resulting from the business disruption and uncertainty of actions of activist shareholders; (iv) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (v) changes in accounting or reporting rules or interpretations; (vi) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (vii) effects of unanticipated shifts in product mix on gross margin; and (viii) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
Revenues:
System and software	$220,046	$216,313	$631,549	$562,355
Service and support	100,309	90,992	383,089	352,398
Total revenues	320,355	307,305	1,014,638	914,753
Cost of revenues: (1)
System and software[a]	13,737	13,984	54,972	42,865
Service and support[a]	29,014	27,382	108,690	99,612
Amortization of purchased technology	1,924	3,343	9,796	13,771
Total cost of revenues[a]	44,675	44,709	173,458	156,248
Gross margin[a]	275,680	262,596	841,180	758,505
Operating expenses:
Research and development[a] (2)	90,180	88,573	310,758	296,631
Marketing and selling[a] (3)	89,890	87,699	326,608	312,834
General and administration[a] (4)	22,756	25,421	74,811	80,948
Equity in earnings of Frontline (5)	(246)	(290)	(2,268)	(2,051)
Amortization of intangible assets (6)	1,544	1,605	5,905	7,347
Special charges (7)	5,786	2,205	13,174	10,257
Total operating expenses[a]	209,910	205,213	728,988	705,966
Operating income[a]	65,770	57,383	112,192	52,539
Other income (expense), net (8)	(314)	(755)	1,576	(2,116)
Interest expense (9)	(4,755)	(5,033)	(31,444)	(18,411)
Income before income tax	60,701	51,595	82,324	32,012
Income tax expense (benefit) (10)	3,366	996	(1,063)	3,428
Net income[a]	57,335	50,599	83,387	28,584
Less: Loss attributable to noncontrolling interest (11)	(485)	-	(485)	-
Net income attributable to Mentor Graphics shareholders[a]
	$57,820	$50,599	$83,872	$28,584
Net income per share attributable to Mentor Graphics shareholders:
Basic	$0.53	$0.46	$0.76	$0.27
Diluted	$0.52	$0.45	$0.74	$0.26
Weighted average number of shares outstanding:
Basic	109,290	110,128	110,138	107,743
Diluted	112,122	113,082	112,915	109,861

[a] Certain items have been reclassified between cost of revenues and operating expenses, and within operating expenses for the twelve months ended January 31, 2012, and the three and twelve months ended January 31, 2011. These reclassifications were made to conform to the current period presentation, more closely align with other companies in our industry, and provide a clearer depiction of where certain operating costs are being utilized. While these reclassifications reduced gross margin, they had no impact on operating income or net income for the twelve months ended January 31, 2012, and the three and twelve months ended January 31, 2011. Additional discussion regarding the reclassifications will be provided in our Annual Report on Form 10-K for the year ended January 31, 2012.

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
(1) Cost of revenues:
Equity plan-related compensation	$312	$217	$1,065	$888
Amortization of purchased technology	1,924	3,343	9,796	13,771
	$2,236	$3,560	$10,861	$14,659

(2) Research and development:
Equity plan-related compensation	$2,084	$1,778	$8,203	$7,785

(3) Marketing and selling:
Equity plan-related compensation	$1,481	$1,310	$5,874	$6,112

(4) General and administration:
Equity plan-related compensation	$1,158	$615	$6,516	$5,726

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets	$1,242	$1,242	$4,968	$4,347

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,544	$1,605	$5,905	$7,347

(7) Special charges:
Rebalance, restructuring, and other costs	$5,786	$2,205	$13,174	$10,257

(8) Other income (expense), net:
Net (gain) loss of unconsolidated entities	$40	$667	$(1,392)	$938

(9) Interest expense:
Amortization of debt discount and premium, net	$1,272	$755	$4,925	$2,981
Premium and costs related to debt retirement	-	-	11,504	345
	$1,272	$755	$16,429	$3,326

(10) Income tax expense (benefit):
Non-GAAP income tax effects	$(9,817)	$(10,110)	$(27,050)	$(12,298)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets and income tax effects	$(151)	$-	$(151)	$-

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP net income attributable to Mentor Graphics shareholders	$57,820	$50,599	$83,872	$28,584
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	312	217	1,065	888
Research and development	2,084	1,778	8,203	7,785
Marketing and selling	1,481	1,310	5,874	6,112
General and administration	1,158	615	6,516	5,726
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,924	3,343	9,796	13,771
Frontline purchased technology and intangible assets (3)	1,242	1,242	4,968	4,347
Amortization of intangible assets (4)	1,544	1,605	5,905	7,347
Special charges (5)	5,786	2,205	13,174	10,257
Other income (expense), net (6)	40	667	(1,392)	938
Interest expense (7)	1,272	755	16,429	3,326
Non-GAAP income tax effects (8)	(9,817)	(10,110)	(27,050)	(12,298)
Noncontrolling interest (9)	(151)	-	(151)	-
Total of non-GAAP adjustments	6,875	3,627	43,337	48,199
Non-GAAP net income attributable to Mentor Graphics shareholders	$64,695	$54,226	$127,209	$76,783

GAAP weighted average shares (diluted)	112,122	113,082	112,915	109,861
Non-GAAP adjustment	-	-	-	-
Non-GAAP weighted average shares (diluted)	112,122	113,082	112,915	109,861

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.52	$0.45	$0.74	$0.26
Non-GAAP adjustments detailed above	0.06	0.03	0.39	0.44
Non-GAAP (diluted)	$0.58	$0.48	$1.13	$0.70

(1)	Equity plan-related compensation expense.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline results. This expense is the same type as being adjusted for in note (2) above and (4) below.

(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended January 31, 2012: Special charges consist of (i) $4,856 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $490 in acquisition costs, (iii) $234 related to the abandonment of excess lease space, (iv) $99 in consulting fees associated with our proxy contest, and (v) $107 in other adjustments.
	Three months ended January 31, 2011: Special charges consist of (i) $1,474 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $412 in lease restoration costs, (iii) $360 related to an asset abandonment, (iv) $96 related to the abandonment of excess lease space, (v) $(138) in acquisition costs, and (vi) $1 in other adjustments.
	Twelve months ended January 31, 2012: Special charges consist of (i) $8,437 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $4,066 in consulting fees associated with our proxy contest, (iii) $515 related to the abandonment of excess lease space, (iv) $(55) in acquisition costs, and (v) $211 in other adjustments.
	Twelve months ended January 31, 2011: Special charges consist of (i) $6,114 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $2,083 in advisory fees, (iii) $1,432 in lease restoration costs, (iv) $900 related to the abandonment of excess leased facility space, (v) $(566) related to a casualty loss, (vi) $360 related to an asset abandonment, (vii) $(231) in acquisition costs, and (viii) $165 in other adjustments.
(6)	Three months ended January 31, 2012: Loss of $40 on investment accounted for under the equity method of accounting.
	Three months ended January 31, 2011: Loss of $667 on investment accounted for under the equity method of accounting.
	Twelve months ended January 31, 2012: Gain of $(1,519) resulting from a change from an equity method investment to a controlling interest and loss of $127 on investments accounted for under the equity method of accounting.
	Twelve months ended January 31, 2011: Loss of $938 on investment accounted for under the equity method of accounting.
(7)	Three months ended January 31, 2012: $1,272 in amortization of original issuance debt discount.
	Three months ended January 31, 2011: $755 in amortization of original issuance debt discount and bond premiums, net.
	Twelve months ended January 31, 2012: $4,925 in amortization of original issuance debt discount and bond premiums, net and $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
	Twelve months ended January 31, 2011: $2,981 in amortization of original issuance debt discount and bond premiums, net and $345 in premium on partial redemption of the $110M convertible debt.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets and income tax expense on noncontrolling interest.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP gross margin	$275,680	$262,596	$841,180	$758,505
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	312	217	1,065	888
Amortization of purchased technology	1,924	3,343	9,796	13,771
Non-GAAP gross margin	$277,916	$266,156	$852,041	$773,164

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP gross margin as a percent of total revenues	86.1%	85.5%	82.9%	82.9%
Non-GAAP adjustments detailed above	0.7%	1.1%	1.1%	1.6%
Non-GAAP gross margin as a percent of total revenues	86.8%	86.6%	84.0%	84.5%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP operating expenses	$209,910	$205,213	$728,988	$705,966
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(4,723)	(3,703)	(20,593)	(19,623)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(1,242)	(4,968)	(4,347)
Amortization of other identified intangible assets	(1,544)	(1,605)	(5,905)	(7,347)
Special charges	(5,786)	(2,205)	(13,174)	(10,257)
Non-GAAP operating expenses	$196,615	$196,458	$684,348	$664,392

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP operating income	$65,770	$57,383	$112,192	$52,539
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	5,035	3,920	21,658	20,511
Amortization of purchased technology	1,924	3,343	9,796	13,771
Amortization of Frontline purchased technology and other identified intangible assets	1,242	1,242	4,968	4,347
Amortization of other identified intangible assets	1,544	1,605	5,905	7,347
Special Charges	5,786	2,205	13,174	10,257
Non-GAAP operating income	$81,301	$69,698	$167,693	$108,772

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP operating income as a percent of total revenues	20.5%	18.7%	11.1%	5.7%
Non-GAAP adjustments detailed above	4.9%	4.0%	5.4%	6.2%
Non-GAAP operating income as a percent of total revenues	25.4%	22.7%	16.5%	11.9%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
GAAP other expense, net and interest expense	$(5,069)	$(5,788)	$(29,868)	$(20,527)
Reconciling items to non-GAAP other expense, net and interest expense:
Net (gain) loss of unconsolidated entities	40	667	(1,392)	938
Amortization of debt discount and retirement costs	1,272	755	16,429	3,326
Non-GAAP other expense, net and interest expense	$(3,757)	$(4,366)	$(14,831)	$(16,263)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2012	2011

Assets
Current assets:
Cash, cash equivalents, and short-term investments	$146,499	$133,113
Restricted cash	4,237	-
Trade accounts receivable, net	133,494	153,733
Term receivables, short-term	197,192	193,342
Prepaid expenses and other	43,972	37,124
Deferred income taxes	17,803	15,992

Total current assets	543,197	533,304
Property, plant, and equipment, net	148,019	139,340
Term receivables, long-term	244,593	167,425
Goodwill and intangible assets, net	555,671	541,697
Other assets	53,850	46,212

Total assets	$1,545,330	$1,427,978

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$14,617	$15,544
Current portion of notes payable	1,349	2,000
Accounts payable	17,261	16,724
Income taxes payable	2,538	5,517
Accrued payroll and related liabilities	112,349	109,173
Accrued liabilities	34,284	39,513
Deferred revenue	191,540	171,416

Total current liabilities	373,938	359,887
Long-term notes payable	213,224	207,348
Deferred revenue, long-term	14,883	13,953
Other long-term liabilities	67,945	70,076
Total liabilities	669,990	651,264

Noncontrolling interest with redemption feature	9,266	-

Stockholders' equity:
Common stock	775,362	765,179
Retained earnings (accumulated deficit)	62,032	(20,158)
Accumulated other comprehensive income	28,680	31,693
Total stockholders' equity	866,074	776,714

Total liabilities and stockholders' equity	$1,545,330	$1,427,978

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011
Operating activities
Net income	$57,335	$50,599	$83,387	$28,584
Depreciation and amortization (1)	12,850	13,902	62,197	57,075
Other adjustments to reconcile:
Operating cash	15,481	2,354	34,167	13,593
Changes in working capital	(16,920)	8,258	(75,813)	(17,044)

Net cash provided by operating activities	68,746	75,113	103,938	82,208

Investing activities
Net cash used in investing activities	(34,561)	(21,778)	(60,792)	(72,750)

Financing activities
Net cash provided by (used in) financing activities	1,030	15,234	(29,759)	22,110

Effect of exchange rate changes on cash and cash equivalents	(705)	257	(1)	2,205

Net change in cash and cash equivalents	34,510	68,826	13,386	33,773
Cash and cash equivalents at beginning of period	111,989	64,287	133,113	99,340

Cash and cash equivalents at end of period	$146,499	$133,113	$146,499	$133,113

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the twelve months ended January 31, 2012 and $132 for the twelve months ended January 31, 2011.

Other data:
Capital expenditures	$16,493	$10,406	$41,555	$47,175
Days sales outstanding	93	102

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2011					Fiscal Year Ended January 31, 2010
Product Group Bookings (a)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC Design to Silicon	20%	25%	60%	40%	40%	35%	40%	45%	30%	35%	45%	40%	45%	45%	45%
Scalable Verification	35%	30%	15%	35%	30%	35%	25%	25%	30%	25%	20%	25%	15%	20%	20%
Integrated Systems Design	25%	25%	15%	15%	15%	15%	25%	20%	25%	25%	20%	20%	20%	20%	20%
New & Emerging Markets	10%	15%	5%	5%	10%	10%	5%	5%	10%	10%	10%	5%	10%	10%	5%
Services & Other	10%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	10%	10%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2011					Fiscal Year Ended January 31, 2010
Product Group Revenue (b)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC Design to Silicon	40%	25%	40%	45%	40%	40%	40%	35%	30%	35%	50%	40%	35%	40%	40%
Scalable Verification	25%	30%	25%	25%	25%	20%	20%	30%	30%	25%	20%	25%	20%	25%	25%
Integrated Systems Design	20%	30%	25%	20%	25%	25%	30%	25%	30%	30%	20%	25%	30%	25%	25%
New & Emerging Markets	10%	10%	5%	5%	5%	10%	5%	5%	5%	5%	5%	5%	10%	5%	5%
Services & Other	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2011					Fiscal Year Ended January 31, 2010
Bookings by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	45%	45%	40%	50%	45%	45%	40%	45%	50%	45%	40%	55%	45%	40%	45%
Europe	20%	30%	15%	25%	20%	20%	25%	20%	20%	20%	25%	25%	15%	25%	25%
Japan	15%	5%	5%	10%	10%	15%	5%	15%	15%	15%	25%	5%	20%	15%	15%
Pac Rim	20%	20%	40%	15%	25%	20%	30%	20%	15%	20%	10%	15%	20%	20%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2011					Fiscal Year Ended January 31, 2010
Revenue by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	40%	50%	45%	35%	40%	35%	40%	50%	45%	40%	40%	45%	40%	40%	40%
Europe	25%	20%	25%	25%	25%	25%	25%	25%	25%	25%	20%	30%	25%	25%	25%
Japan	15%	10%	10%	5%	10%	15%	10%	10%	15%	15%	20%	10%	15%	20%	15%
Pac Rim	20%	20%	20%	35%	25%	25%	25%	15%	15%	20%	20%	15%	20%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2011					Fiscal Year Ended January 31, 2010
Bookings by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	40%	15%	15%	25%	20%	40%	30%	15%	15%	20%	15%	25%	20%	10%	20%
Ratable	20%	10%	5%	5%	10%	20%	10%	5%	5%	10%	15%	10%	10%	10%	10%
Up Front	40%	75%	80%	70%	70%	40%	60%	80%	80%	70%	70%	65%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2011					Fiscal Year Ended January 31, 2010
Revenue by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	30%	25%	15%	15%	20%	20%	25%	20%	15%	20%	10%	30%	15%	10%	15%
Ratable	10%	10%	10%	5%	10%	15%	15%	10%	5%	10%	10%	10%	10%	10%	10%
Up Front	60%	65%	75%	80%	70%	65%	60%	70%	80%	70%	80%	60%	75%	80%	75%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q1'13 and fiscal 2013.

	Estimated	Estimated
	Q1'13	FY'13
Diluted GAAP net income per share	$0.19	$1.13
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.02	0.07
Amortization of other identified intangible assets (2)	0.03	0.09
Equity plan-related compensation (3)	0.05	0.18
Other expense, net and interest expense (4)	0.01	0.05
Non-GAAP income tax effects (5)	(0.05)	(0.19)
Noncontrolling Interest (6)	-	(0.01)
Non-GAAP net income per share	$0.25	$1.32

(1)	Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.
(2)	Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.
(3)	Excludes equity plan-related compensation expense.
(4)	Adjustment for fiscal 2013 reflects the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031.
(5)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(6)	Adjustment for amortization of intangible assets and income tax expense on noncontrolling interest.

CONTACT:
Mentor Graphics Corporation
Media Contact:
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investor Contact:
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com